Eve Air Mobility First Quarter 2023 Results May 9, 2023 eveairmobility.com

Eve Holding, Inc. First Quarter 2023 Financial highlights Eve is a pre-operational company dedicated to the development of an eVTOL (electric Vertical Takeoff and Landing) aircraft and the Urban Air Mobility (UAM) ecosystem that includes the aircraft development, air traffic management systems and services and support. Eve is not yet producing revenues; we do not expect meaningful revenues during the development phase of our aircraft, and financial results should be mostly related to costs associated with the program development. Eve reported a net loss of $25.8 million in 1Q23 versus $10.0 million in 1Q22. The higher net losses were driven by higher Research & Development (R&D) expenses, which are costs and activities necessary to progress the eVTOL design, including the Master Service Agreement (MSA) with Embraer, and an increase in Selling, General & Administrative (SG&A) expenses. Higher R&D and SG&A expenses during the quarter were partly offset by financial investment income and FX gains of $4.3 million in the 1Q23 versus a gain of $0.4 million in the 1Q22 as Eve benefits from higher interest rates on its cash investments. R&D expenses were $21.5 million in 1Q23, compared with $9.1 million in 1Q22. Our R&D efforts are primarily driven by the MSA with Embraer that performs several development activities for Eve. These efforts continue to intensify as the design of Eve’s eVTOL advances, including internal design, engineering, and program development and testing infrastructure. SG&A expenses increased from $1.3 million in the 1Q22 to $6.2 million in the 1Q23, mainly due to the growth in the number of direct employees at Eve, who perform critical corporate and administrative functions including, strategy, sales, legal, supply chain and finance activities. Including employees contracted through the MSA with Embraer and its subsidiaries, Eve now has approximately 600 headcounts engaged in the development of its eVTOL and other elements of the UAM ecosystem, versus approximately 400 in 1Q22. During the first quarter of 2023, Eve’s total cash consumption was $19.9 million, versus $1.9 million in 1Q22. R&D associated with Eve’s aircraft development and SG&A expenses mentioned above were the main contributors for the higher cash consumption during the quarter. This was partly offset by an increase in accounts payable, mostly related to the MSA agreement with Embraer and higher accrued expenses – these grew by $5.7 million in the quarter, totaling $28.1 million at the end of 1Q23. At the end of 1Q23, Eve’s liquidity position was $294.6 million - including cash, cash equivalents, financial investments, and related-party loan receivables, versus $310.6 million at the end of 4Q22. As of 1Q23, Eve did not have any debt on its balance sheet. The proceeds from the business combination with Zanite Acquisition Corp., and strategic PIPE investors raised in 2022, combined with potential advances from customers and current and future finance lines are the main sources of capital to fund Eve’s development and certification of its eVTOL. Eve’s 1Q23 total liquidity – including still-undrawn BNDES credit lines of $96.8 million (to be disbursed throughout 2023 and 2024), was approximately $390 million. Eve’s program development milestones and financial estimates for 2023 remain unchanged. We expect to conclude the selection of main equipment suppliers in the first half of 2023 and start the assembly of our first full-scale eVTOL prototype during the second half of 2023, followed by the test campaign in 2024. Eve’s total cash consumption expected for 2023 remains in a range of $130 million to $150 million, and includes all expenses such as R&D, SG&A and capital expenditures.

Key financial indicators1Q2023 achievementseVTOL Development Program Eve continues to advance the development program of our eVTOL including detailed negotiations with potential suppliers, involving technical and commercial aspects for some of the main systems and components of our aircraft, such as electric motors, batteries, propellers and rotors. We plan to define the suppliers of these systems during the first semester of 2023. Other critical components, such as flight-control systems, avionics, airframe, and power-management systems are also in advanced stages of development and procurement. With a defined list of suppliers and known specifications of each component (weight, size, power characteristics, required subsystems, etc.), we will be able to finalize our expectations for the performance envelope of our aircraft as well as production and operating costs. Additionally, defining supplier and component specifications will allow us to refine the aircraft architecture and initiate the construction of our first full-scale prototype; we plan to commence building it in the second semester of 2023, and initiate testing in 2024.

During the first quarter of 2023, we have conducted lengthy wind-tunnel tests to validate aerodynamic characteristics at RUAG in Switzerland. This is a critical step to fine tune, among other parameters, the required wing-aerodynamic characteristics during transition and cruise flight, used in the development of flight-control laws. In the end, these types of tests yield more details as to the expected controllability of the aircraft during flight and under different conditions (air pressure, temperature, prevailing winds, etc.), and passenger loads. Also, with more detailed information, our engineers can increase the fidelity of our models, increasing confidence levels and precision in the expected outcomes of different scenarios. Performing the wind-test tunnel at this stage of the development of our aircraft helps further mature the performance envelope of our aircraft and was conducted within the expected project timeline. Separately, our engineers continue to intensify tests of individual components of our eVTOL, such as dedicated motor and propeller rigs. This is used to optimize performance versus sound in different phases of the eVTOL operation. This is also important to test different configurations under different flight conditions, rpms (revolutions per minute) and blade configuration. Importantly, the number and the overall characteristics of blades (torsion, shape, etc.) are critical in defining vibration, load and sound profile as well as energy requirements of our eVTOL. Our engineers are testing multiple models to improve efficiency, reduce noise and operating costs. Furthermore, our tests include a truck-mounted rig that was designed specifically to evaluate the performance of rotors during the transition phase of flight. The results from wind-tunnel tests, along with the findings from this rig – and others, are fed into our analysis to increase the fidelity of our flight simulator and fly-by-wire system for piloted tests. These also leverage on the learnings from ongoing enhanced computational fluid dynamics (CFD) calculations to mature the analysis of the transition between the hover and cruise phases of the flight. Besides these motor/propeller rigs, we have built other rigs to test and design thermal management systems for batteries and motors. Lastly, we have established rigs to evaluate actuators – these are devices used to position the control surfaces during flight as commanded by the pilot through the fly-by-wire system, scheduled to start in 3Q23. eVTOL Cabin Mockup Eve attended the South by Southwest (SXSW) convention in Austin, Texas, to share our design approach for the future of aviation by presenting our cabin Mockup – its first appearance in the United States. Besides offering feedback – that will assist us in the continued evolution of our solutions for users, attendees could also suggest potential names for our aircraft – which is yet to be defined. On April 11 and 12, Eve hosted the Eve Infrastructure Summit in Melbourne, FL., with the participation of 15+ different partners, ranging from operators to suppliers to local government, to promote the acceleration of the discussions around the future of infrastructure and vertiports. This is one of the many events Eve has either sponsored or attended in its quest to offer solutions for the entire UAM ecosystem. Eve inaugurated its new Melbourne, FL. offices on April 13 and unveiled a Mockup of the aircraft cabin to the invited guests. The event was attended by 45+ participants – from investors and analysts to partners and customers, who had the opportunity to meet senior management and divisional leaders. After individual presentations, guests were introduced to our cabin Mockup – which seats four passengers comfortably, over a more informal setting and an additional opportunity for senior management access. In March, Eve was shortlisted for the Crystal Cabin Award 2023.

In March, Eve was shortlisted for the Crystal Cabin Award 2023.

The Crystal Cabin Award, an initiative of the Hamburg Aviation cluster network, is awarded in eight categories: "Cabin Concepts", "Cabin Systems", "Health & Safety", "IFEC & Digital Services", "Material and Components", "Passenger Comfort", "Sustainable Cabin" and "University", and is the only international award for excellence in aircraft interior. Recognition by such a prestigious award is an achievement in itself.

Crystal Cabin highlights Eve's focus on functionality, with an extra-wide door for easy access. Additionally, Eve's design concentrates on sensory involvement and uses sustainable materials for the interior, like natural leather, cork, wool e composite materials for the walls. Lastly, our cabin has a variety of "moods" – to be used in different phases of the flights, via a large screen panel on the ceiling.







Lastly, Eve announced a re-design of the baggage compartment of our aircraft. We believe this to be the best-in-class baggage compartment in the industry – located at the back of the aircraft, which adds to the user friendliness of our aircraft and potentially enhances its target audience, and results from the suggestions and recommendations we received over the last few months from partners and customers.

Urban Air Traffic Management (UATM)

Our partnership with Atech (Embraer subsidiary focused on developing Air Traffic Management solutions) completed the Conception and Systems Design phase for our Urban ATM software. This defined the system requirement with a feasibility study of our Urban ATM solutions, and included full technical analysis, life-cycle development cost estimates, certification (if necessary), systems deployment, model construction, simulation and prototyping.

We are developing our Urban ATM solution to assist in the management of aircraft flow within controlled airspaces and improve efficiency in operations and in vertiports. The goal is to reduce wait times and aircraft energy consumption by optimizing flight plans and integrating flight paths of different aircraft. An early version of our system was tested in our September 2022 simulation in Chicago.

Eve also held an UATM Solution Advisory group with customers to ensure that our software development aligns with customer needs and to maximize the potential value of your operations.

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On March 23, Eve announced an LOI with Ferrovial Vertiports to explore the use of Eve’s Urban Air Traffic Management (Urban ATM) software solution to support the safe and reliable operation of vertiports and electric vertical take-off and landing (eVTOL) aircraft. Ferrovial Vertiports focuses on the development of vertiport networks for the take-off, landing, operation, and maintenance of passenger services of eVTOL. Eve’s Urban ATM software is an agnostic solution that will enable the integration of all airspace users in the urban environment. This is critical to support the safety, efficiency, and improvement of the entire Urban Air Mobility (UAM) ecosystem, including fleet and vertiport operators. This new collaboration reinforces a shared commitment to safely integrating and scaling global UAM operations. Ferrovial’s Vertiport division will provide an essential piece of the ecosystem to enable landing, recharging, and taking off with passengers of eVTOL aircraft. These intermodal centers will be integrated into cities and adapted to the surrounding environment. Their innovative design will reduce noise impact, allow zero operating emissions and improve energy efficiency. Ferrovial Vertiports has already announced that it will develop a network of more than 10 vertiports across state of Florida, USA and a network of 25 vertiports across the United Kingdom. It is currently studying other markets in the United States and around the globe which will benefit from a more sustainable and efficient mode of urban transportation. Infrastructure Summit Eve hosted a global summit at its Melbourne, FL facility to collaborate and discuss the needed infrastructure to support Urban Air Mobility. The two-day event brought together more than 20 operators, suppliers, infrastructure companies and public officials from 16 different organizations to identify the next steps to support the future of eVTOL operations. During the event, Eve held information sessions and workshops on a variety of topics including passenger experience, energy, network planning, services, sound and digital infrastructure. Attendees also participated in several hands-on exercises including developing a prototype vertiport to include a passenger terminal, vehicle service and charging locations. From the beginning, Eve has been working with operators and various industry partners to solicit regular feedback as it progresses toward launch of its eVTOL and related full suite of services.

Backlog, order pipelineCurrently, Eve’s order pipeline totals 2,770 units with a total backlog value of approximately $8.3 billion. Our initial order pipeline is based on non-binding letters of intent (LOI) and therefore subject to change, consistent with common aviation practices. Eve’s current client base is comprised of 26 customers. No client represents more than 14% of the total order book, including options. The order book is further diversified by the industries in which these customers operate, with airlines representing 35%, helicopter operators 25%, ride platforms 20%, lessors 14%, and the remaining orders are from a defense contract between BAE and Embraer. Lastly, Eve has received LOIs from clients in 12 different countries spread over five continents in the world. The Americas is home to close to two thirds of Eve’s orders (North is 46% and South 18%), while Europe houses 16% of orders, and Asia 13%. Rather than relying on traditional combustion engines, eVTOL aircraft are designed to use electric motors, providing an alternative means of transportation in urban markets that do not produce carbon emissions. Eve’s design uses a conventional fixed wing and empennage, rotors and pushers, giving it a practical and intuitive lift-plus-cruise design, which favors safety, efficiency, reliability and certifiability, while being environmentally friendly at the same time. With an expected range of 60 miles (approx. 100 kilometers), Eve’s aircraft have the potential to not only offer a sustainable and affordable commute, but also to reduce noise levels compared to current conventional helicopters. Financial Performance

Income Statement Unaudited (US dollars, except where noted) Cash Flow Statement Unaudited (US dollars, except where noted)

Webcast Details Management will discuss the results on a conference call on May 9, 2023 at 8:00 a.m. (Eastern Time). The webcast will be publicly available in the Upcoming Events section of the company website (www.eveairmobility.com). To listen by phone, please dial 1-800-954-0591 or 1-212-231-2936. A replay of the call will be available until midnight, May 23, 2023, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 22026780. Upcoming Events Eve senior management is scheduled to attend the following investor events: Wolfe Research 16th Annual Global Transportation & Industrials Conference – New York (May 25) TD Cowen Sustainability Conference - Virtual (June 6) Morgan Stanley 3rd Annual eVTOL/Urban Air Mobility Summit – New York (June 7) Cantor Fitzgerald Mobility & Industrial Tech Day – New York (June 15) Paris Air Show – Paris (June 19 to 23) Glossary of Commonly-Used Terms

Glossary of Commonly-Used Terms

ACMI – Aircraft, Crew, Maintenance and Insurance

AL – Airworthiness Limitations

AMP – Aircraft Maintenance Program

ANAC – Agência de Aviação Civil

ATC – Air Traffic Control

ATM – Air Traffic Management

Capex – Capital expenditures for the development of expansion of the telecommunications infrastructure

COGS – Cost of Goods Sold

ConOps – Concept of Operations

CPA – Capacity Purchase Agreements

DMC – Direct Maintenance Cost

EASA – European Union Aviation Safety Agency

EIS – Environment Impact Statement / Entry Into Service

Embraer – A global aerospace company headquartered in Brazil, Embraer has businesses in Commercial and Executive aviation, Defense & Security and Agricultural Aviation. The company designs, develops, manufactures and markets aircraft and systems, providing Services & Support to customers after-sales.

Embraer is the leading manufacturer of commercial jets up to 150 seats and the main exporter of high value-added goods in Brazil. The company maintains industrial units, offices, service and parts distribution centers, among other activities, across the Americas, Africa, Asia and Europe.

Embraer holds 238,5million Eve shares, or 87% of our equity.

eVTOL – electric Vertical Take Off and Landing aircraft

FAA – Federal Aviation Agency

GAMA – General Aviation Manufacturers Association

IMC – Instrument Meteorological Condition

LOI – Letter of Intent for new aircraft orders and/or business partnership

MEL – Minimum Equipment List

MOU – Memorandum of Understanding

MPP – Master Phase Plan

MRB – Maintenance Review Board

MRO – Maintenance, Repair and Operations

MSA – Master Service Agreement

OEM – Original Equipment Manufacturer

PBH – Pay-by-the-hour contracts

PDP – Progressive Down Payment

POC – Proof of Concept

PSA – Product Support Agreements

QMS – Quality Management System

Research and Development (R&D) – Accrued expenses related to the development of technologies of our eVTOL aircraft and UATM solutions

S&S MPP – Service and Support Master Phase Plan

SoS – System of Systems

SoSE – System-of-Systems Engineering

SVO – Simplified Vehicle operation

T&M – Time and Materials contracts

TRL – Technology Readiness Level

UAM – Urban Air Mobility

UAS – Unmanned Aircraft Systems

UATM – Urban Air Traffic Management

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Eve is dedicated to accelerating the Urban Air Mobility ecosystem. Benefitting from a start-up mindset, backed by Embraer S.A.’s more than 50-year history of aerospace expertise, and with a singular focus, Eve is taking a holistic approach to progressing the UAM ecosystem, with an advanced eVTOL project, comprehensive global services and support network and a unique air traffic management solution. Since May 10, 2022, Eve is listed on the New York Stock Exchange, where its shares of common stock and public warrants trade under the tickers “EVEX” and “EVEXW”. Forward Looking Statements Certain statements in this press release include “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. All statements other than statements of historical facts are forward-looking statements and include, but are not limited to, statements regarding the Company’s expectations with respect to future performance and anticipated financial impacts of the business combination. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) failure to realize the anticipated benefits of the business combination with Zanite Acquisition Corp.; (iii) risks relating to the uncertainty of the projected financial information with respect to the Company; (iv) the outcome of any legal proceedings that may be instituted against the Company related to the completion of the business combination; (v) future global, regional or local economic and market conditions, including the growth and development of the urban air mobility market; (vi) the development, effects and enforcement of laws and regulations; (vii) the Company’s ability to grow and manage future growth, maintain relationships with customers and suppliers and retain its key employees; (viii) the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; (ix) the Company’s ability to successfully develop, obtain certification for and commercialize its aircraft, (x) the effects of competition on the Company’s future business; (xi) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xi) the impact of the global COVID-19 pandemic and (xii) those factors discussed under the heading “Risk Factors” in the Company’s Registration Statement on Form S-1/A filed on January 13, 2023, and subsequent filings with the Securities and Exchange Commission (SEC). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release and undue reliance should not be placed upon the forward-looking statements. Investor Relations: Lucio Aldworth Caio Pinez investors@eveairmobility.com https://ir.eveairmobility.com/ Media: media@eveairmobility.com